UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On February 1, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 21, 2018, by and among CenterPoint Energy, Inc. (“CenterPoint Energy”), Vectren Corporation, an Indiana corporation (“Vectren”), and Pacer Merger Sub, Inc., an Indiana corporation and wholly owned subsidiary of CenterPoint Energy (“Merger Sub”), CenterPoint Energy, Vectren and Merger Sub consummated the previously announced agreement to merge Merger Sub with and into Vectren (the “Merger”), with Vectren continuing as the surviving corporation and as a wholly owned subsidiary of CenterPoint Energy.

In connection with the Merger, two of Vectren’s wholly owned subsidiaries, Vectren Utility Holdings, Inc. (“VUHI”) and Vectren Capital Corp. (“VCC”), made offers to prepay certain outstanding guaranteed senior notes (the “VUHI Guaranteed Senior Notes” and the “VCC Guaranteed Senior Notes”) as required pursuant to certain note purchase agreements previously entered into by VUHI and VCC. Holders of $568 million of outstanding VUHI Guaranteed Senior Notes (the “VUHI Redeemed Notes”) and holders of $191 million of outstanding VCC Guaranteed Senior Notes (the “VCC Redeemed Notes”) accepted the prepayment offers by VUHI and VCC, respectively. To fund these prepayments and certain payments of accrued interest (as described below), CenterPoint Energy issued approximately $764 million of short-term, unsecured commercial paper notes under its commercial paper program. In turn, VUHI borrowed $568 million from CenterPoint Energy through individual promissory notes with interest rates and maturity dates corresponding with the terms of the VUHI Redeemed Notes, and VCC borrowed $191 million from CenterPoint Energy in a single promissory note with an interest rate and maturity date comparable to the terms of the VCC Redeemed Notes. CenterPoint Energy also made capital contributions of approximately $5 million to Vectren to fund the payment of accrued interest on the VUHI Redeemed Notes and VCC Redeemed Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: February 1, 2019	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer